Exhibit 99.1


NEWS

For Release     Immediate


Contacts        (News Media) Tony Zehnder, EVP, Corporate Communications
                312.396.7086
                (Investors) Lowell Short, SVP, Investor Relations
                317.817.2893



              Conseco Declares Dividend on Class B Preferred Stock


Carmel, Ind., July 13, 2006 - Conseco, Inc. (NYSE:CNO) today announced that it has declared a dividend on the outstanding shares of its Class B 5.50% Mandatorily Convertible Preferred Stock (NYSE: CNO PrB) of $0.34375 per share. The dividend is payable on August 15, 2006 to the holders of record at the close of business on August 1, 2006.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.


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